Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) dated September 18, 2003 is entered into by and among Blue Coat Systems, Inc., a Delaware corporation (the “Company”), and each of the parties set forth on Schedule A attached hereto (each, an “Investor” and, collectively, the “Investors”).

Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them under the Securities Act of 1933, as amended (the “Securities Act”).

The parties hereto agree as follows:

1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement, each Investor agrees, severally and not jointly, to purchase from the Company and the Company agrees to sell to each Investor, severally and not jointly, on the Closing Date (as defined in Section 2 hereof), shares of the Company’s Common Stock (the “Common Shares”) for a price per share equal to the Purchase Price (as defined herein). The number of Common Shares to be purchased and the total Purchase Price to be paid by each such Investor are as set forth opposite such Investor’s name on Schedule A hereto and aggregate to 1,311,807 shares. For purposes of this Agreement, “Purchase Price” shall mean $9.91, which is the average closing price per share of the Company’s Common Stock on The Nasdaq National Market (“Nasdaq”) over the five (5) trading day period ending on the trading day prior to the date of this Agreement. On or before the Closing Date, the Company will have authorized the sale and issuance to the Investors of the Common Shares.

2. Closing.

a. The closing of the sale of the Common Shares (the “Closing”) shall take place on September 18, 2003 upon satisfaction or, if applicable, waiver of the conditions set forth in Sections 6 and 7 hereof, or at such other date and time as the Investors purchasing a majority of the Common Shares being sold pursuant to this Agreement (the “Majority Investors”) and the Company shall mutually agree (such date and time being referred to herein as the “Closing Date”). At or prior to the Closing, the Majority Investors shall receive confirmation (which confirmation may be telephonic) from Boston EquiServe, the Company’s transfer agent, that the Investors shall be listed as record owners of the Common Shares that such Investors are purchasing pursuant to this Agreement. At the Closing each Investor will pay the Purchase Price for the Investor’s shares by check or wire transfer of immediately available funds.

b. As soon as reasonably practicable, the Company shall deliver to each Investor a certificate representing the Common Shares that each Investor is purchasing, duly registered on the books of the Company in the name of such Investor.

3. Representations and Warranties of the Company. Except as otherwise specifically described in (i) the Company’s annual report on Form 10-K for the year ended

April 30, 2003 and any current reports on Form 8-K or quarterly reports on Form 10-Q filed subsequent thereto with the Securities and Exchange Commission (the “SEC”) by the Company (including the information incorporated by reference therein, the “SEC Documents”), or (ii) a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to each Investor, each of which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to each Investor as follows:

a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted. Each Significant Subsidiary (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company is duly organized, validly existing and in good standing under the laws of its respective jurisdiction and has all requisite corporate power and authority to carry on its business as presently conducted, except where the failure to be in good standing would not have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted.

b. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement (as defined in Section 6), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Common Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation (as amended) or bylaws, or of any judgment, order, writ, or decree by which it is bound. The Company is not in violation or default of any instrument or Material Contract (as defined herein) to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company in which such violation or default of such instrument, Material Contract or provision of such federal or state statute, rule or regulation applicable to the Company would have, either individually or in the aggregate, a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted. The Company has not received notice from any other party to a Material Contract that such party intends to terminate such Material Contract. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or Material Contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. For purposes of this Agreement, “Material Contract” shall mean (i) any contract to which the Company is a party that is filed as an exhibit to the SEC Documents and (ii) any contract to which the Company is a party which is material to the business, properties, financial condition or operating results of the Company, as such business is presently conducted (a “Material Contract”).

d. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing pursuant to Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, which filing will be effected within 15 days of the sale of the Common Shares hereunder, or such other post-closing filings as may be required and (ii) such filings and/or qualifications that may be required pursuant to the Nasdaq Marketplace Rules (the “Nasdaq Rules”), which filings and qualifications will be made on a timely basis.

e. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Agreement or the Registration Rights Agreement, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened in writing against the Company or against any executive officer or director of the Company or against any Significant Subsidiary which would have, either individually or in the aggregate, a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted.

f. The Company has filed all forms, reports and documents required to be filed by it with the SEC since September 18, 2002 through the date of this Agreement (collectively, the “Company SEC Reports”). As of the respective dates they were filed (and if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

g. The consolidated financial statements (including any notes thereto) contained in the Company SEC Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC) and each presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted).

h. Since the date of the Company’s most recent quarterly report on Form 10-Q or most recent periodic report on Form 8-K filed with the SEC, (i) there has not been any Company development that has not otherwise been publicly disclosed that would have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted, (ii) the Company and its subsidiaries have not incurred any debts or liabilities except for debts or liabilities incurred in the ordinary course of business and except in connection with obligations under contracts and commitments incurred in the ordinary course of business, (iii) the Company and its subsidiaries have not entered into or terminated any Material Contract and (iv) there has not been any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries from that reflected in the consolidated financial statements included with the most recent quarterly report on Form 10-Q, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

i. Except as contemplated hereby, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

j. As of August 31, 2003, the authorized capital stock of the Company consisted of 10,000,000 shares of Preferred Stock, none of which were issued and outstanding, and 200,000,000 shares of Common Stock, 8,975,145 shares of which were issued and outstanding (the “Preferred Stock” and the “Common Stock” are collectively referred to herein as the “Capital Stock”). All of the issued and outstanding shares of Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable. The Company has options granted and shares available under the 1999 Stock Incentive Plan, 1999 Director Option Plan, Employee Stock Purchase Plan and 2000 Supplemental Stock Option Plan. In addition, the Company has options outstanding under the 1996 Stock Plan and under the option plans that it assumed in connection with its acquisitions of Entera, Inc and Springbank Networks, Inc. (together with the 1999 Stock Incentive Plan, 1999 Director Option Plan, Employee Stock Purchase Plan and 2000 Supplemental Stock Option Plan, the “Plans”). As of August 31, 2003, options to purchase 2,545,131 shares of Common Stock were outstanding under the Plans and, in addition to the aforementioned options, the Company has reserved an additional 2,267,065 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Plans. Since August 31, 2003, (i) all shares of Common Stock issued by the Company have been pursuant to option exercises under the Plans and (ii) neither the Company’s Board of Directors nor the Company’s stockholders have voted to increase the number of shares of Common Stock available for issuance under the Plans. There has been no material change in the capitalization of the Company from August 31, 2003 to the date of this Agreement. There are not outstanding any rights of first refusal or preemptive rights with respect to the issuance by the Company of the Common Shares hereunder.

k. The Common Shares that are being purchased by the Investors hereunder, when issued, sold or delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of any liens and encumbrances created by the Company and, subject to the accuracy of the representations of each Investor in this Agreement, will be issued in compliance with (and the offer, sale and issuance of the Common Shares are exempt from the registration requirements of) all applicable federal and state securities laws.

l. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action with the intention of, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. The Company has not been notified by Nasdaq of any action or potential action by Nasdaq or of any violation of any Nasdaq Rules that could result in the delisting of the Company’s Common Stock from Nasdaq.

m. The Company has not taken and will not take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

n. To its knowledge (with respect to patents, trademarks, service marks and trade names only), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes (“IP Rights”) necessary for its business as presently conducted without any violation or infringement of the rights of others, except for any such violation or infringement the occurrence of which would not have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted. The Company and its subsidiaries have not received written notice from a third party that the Company’s or the subsidiary’s products infringe on the third party’s IP Rights.

o. Prior to the date of this Agreement, the Board of Directors has (a) determined that this Agreement is fair to, advisable and in the best interests of the Company and the stockholders of the Company and (b) approved the transactions contemplated by this Agreement. The foregoing action taken by the Board of Directors constitutes approval of the transactions contemplated by this Agreement for purposes of Section 203 of the Delaware General Corporation Law (“DGCL”) such that Section 203 of the DGCL does not apply to this Agreement or the transactions effected hereunder, and such approval has not been amended, rescinded or modified.

4. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company on the date hereof, and agrees with the Company, as follows:

a. Each Investor understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Common Shares.

b. Each Investor has full power and authority to enter into this Agreement and the Registration Rights Agreement, and such agreements constitute valid and legally binding obligations, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Common Shares to be received by such Investor (the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

d. Each Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares. Each Investor also represents it has not been organized for the purpose of acquiring the Common Shares.

e. Each Investor is an “accredited investor” within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect.

f. Each Investor understands that the Common Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Investor set forth herein in order to determine the applicability of such exemptions and the suitability of each Investor to acquire the Common Shares.

g. Each Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

h. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Section 4(h) provided and to the extent such provisions are then applicable, and:

(1) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(2) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

i. It is understood that the certificates evidencing the Securities will bear the following legends:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

j. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation by each Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor’s charter documents or bylaws or (ii) conflict with any material agreement, indenture or instrument to which such Investor is a party or (iii) result in a violation of any order, judgment or decree of any court or governmental agency applicable to such Investor or, to such Investor’s knowledge, of any law, rule, or regulation. Investor is either not required to obtain any consent or authorization of any governmental agency, or shall have obtained any such consent or authorization prior to the Closing, in order for such Investor to perform its obligations under this Agreement or the Registration Rights Agreement.

k. Each Investor understands that nothing in the Agreement or the Registration Rights Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Common Shares constitutes legal, tax or investment advice. Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares.

5. Covenants.

a. The Company covenants and agrees with each Investor that for so long as any of the Common Shares are outstanding, the Company will use its commercially reasonable efforts to cause its Common Stock to continue to be registered under Sections 12(b)

or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under said acts, except as permitted herein or pursuant to the Registration Rights Agreement. For so long as any of the Common Shares are outstanding, the Company will use its commercially reasonable efforts to continue the listing or trading of its Common Stock on Nasdaq or on a national securities exchange (as defined in the Exchange Act) and will comply in all respects with the Company’s reporting, filing and other obligations under the rules of Nasdaq. Notwithstanding the foregoing, the provisions of this subsection shall not in any way restrict the Company’s ability to negotiate and consummate the consolidation, reorganization or merger of the Company with or into any other corporation or corporations or the sale, conveyance, or other disposition of all or substantially all of the Company’s property or business.

b. Each Investor covenants and agrees, severally and not jointly, with the Company that neither Investor nor any of Investor’s affiliates nor any person acting on its or their behalf will at any time offer or sell any Common Shares other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

c. The covenants contained in this Section 5 shall terminate upon the consummation of any consolidation, reorganization or merger of the Company with or into any other corporation or corporations or the sale, conveyance, or other disposition of all or substantially all of the Company’s property or business if as a result of that transaction the Company’s voting equity holders hold less than a majority of the voting equity of the successor or acquiror.

6. Conditions Precedent to Investors’ Obligations. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless such condition or conditions are expressly waived in writing by the Majority Investors:

a. The representations and warranties of the Company contained in Section 3 shall be true in all material respects on and as of the Closing as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

b. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

c. The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 6.a and 6.b have been fulfilled.

d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

e. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.

f. The Company and the Investors shall have entered into that certain Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

g. The Company shall (a) have filed a listing application with Nasdaq for the Common Shares and (b) continue to have its shares of Common Stock listed for trading on Nasdaq.

7. Conditions Precedent to the Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors, unless such condition or conditions are expressly waived in writing by the Company:

a. The representations and warranties of each of the Investors contained in Section 4 shall be true on and as of the Closing in all material respects as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

b. Each Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

c. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

d. Each Investor shall have delivered its respective Purchase Price for the Common Shares.

8. Fees and Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the transactions contemplated hereby. The Company shall, at the Closing, reimburse the reasonable and documented fees and expenses of special counsel for the Investors, incurred directly in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $15,000.

9. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect for a period of one (1) year from the Closing Date, regardless of any investigation made by or on behalf of any party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Common Shares; provided, however, that Sections 5.a and 5.b shall survive until such Common Shares are no longer held by such Investors.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing; shall be mailed (a) if within the domestic United States, by first-class registered or certified airmail, by nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered to or from outside the United States, by International Federal Express or facsimile; shall be deemed given: (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed or (iv) if delivered by facsimile, upon electronic confirmation of receipt; and shall be delivered as addressed as follows:

a. if to the Company, to:

    Blue Coat Systems, Inc.

    650 Almanor Avenue

    Sunnyvale, CA 94085

    Attn: Brian NeSmith

    Chief Executive Officer

    Phone: (408) 220-2200

    Telecopy: (408) 220-2250

b. with a copy mailed to:

     Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

     155 Constitution Drive

     Menlo Park, California 94025

     Attn: Daniel E. O’Connor, Esq.

     Phone: (650) 321-2400

     Telecopy: (650) 321-2800

c. if to the Investors, at the addresses set forth on Schedule A hereto, or at such other address or addresses as may be furnished to the Company in writing.

11. Miscellaneous.

a. This Agreement may be executed in two or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute one and the same agreement.

b. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Majority Investors. Any amendment or waiver affected in accordance with this Section 11.b shall be binding upon each Investor and the Company.

c. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

d. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to principles of conflict of laws.

e. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

f. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

g. This Agreement and the Registration Rights Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

h. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and any Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

i. Notwithstanding any provision of this Agreement to the contrary, any party to this Agreement (and any of such party’s respective employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that for this purpose, (a) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction and (b) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

j. The Company will provide the Investors and their counsel with a copy of any proposed announcement of, or Form 8-K regarding, this transaction and a reasonable opportunity to review and comment on any such materials.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Common Stock Purchase Agreement, all as of the day and year first above written.

BLUE COAT SYSTEMS, INC.

By: Brian NeSmith
Title: President and Chief Executive Officer

650 Almanor Avenue
Sunnyvale, CA 94085

SIGNATURE PAGE TO THE BLUE COAT SYSTEMS, INC.

COMMON STOCK PURCHASE AGREEMENT

INVESTORS:

SPROUT ENTREPRENEURS FUND, L.P.
By:	DLJ Capital Corporation
Its:	General Partner

By:	Robert Finzi
Its:	Managing Director

Address:	3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

SPROUT CAPITAL IX, L.P.
By:	DLJ Capital Corporation
Its:	Managing General Partner

By:	Robert Finzi
Its:	Managing Director

Address:	3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

DLJ CAPITAL CORPORATION

By:	Robert Finzi
Its:	Managing Director

Address:	3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

JAY SHIVELEY

By:
Name:	Jay Shiveley

Address:	c/o Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

SIGNATURE PAGE TO THE BLUE COAT SYSTEMS, INC.

COMMON STOCK PURCHASE AGREEMENT